UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2005 (April 26, 2005)

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Harrah’s Court Las Vegas, Nevada 89119
(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets.

On April 26, 2005, the Registrant, by and through certain of its subsidiaries, consummated its disposition of Harrah’s East Chicago and Harrah’s Tunica to an affiliate of Colony Capital, LLC. Pursuant to the transaction, Caesars Entertainment, Inc., by and through certain of its subsidiaries, sold the Atlantic City Hilton and Bally’s Tunica.  The purchaser acquired substantially all of the operating assets and assumed certain liabilities of the Registrant’s properties for approximately $627 million and of the Caesars’ properties for approximately $612 million.  The information set forth in the joint press release announcing the consummation of the disposition is incorporated herein by reference and attached hereto.

In connection with the consummation of the transaction, the Registrant, Caesars and the purchaser have agreed that certain of the representations, warranties, covenants and agreements set forth in the asset purchase agreement shall terminate as of the consummation of the transaction in exchange for an adjustment to the purchase price of approximately $5 million from each of the Registrant and Caesars.

Item 9.01       Financial Statements and Exhibits.

(c)

99.1	Text of joint press release, dated April 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2005	By:	/s/ Stephen H. Brammell
Name: Stephen H. Brammell
Title: Senior Vice President, General Counsel, and Secretary